Exhibit 2

MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS

OF

AXA ASSURANCES IARD MUTUELLE

The names of the Members of the Board of Directors and of the Executive Officers of AXA Assurances IARD Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member’s or Executive Officer’s business address is that of AXA Assurances IARD Mutuelle at 313, Terrasses de l’Arche, 92727 Nanterre Cedex, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Assurances IARD Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address	Present Principal Occupation
* Henri de Castries AXA 25, avenue Matignon 75008 Paris France	Chairman and Chief Executive Officer of AXA Chairman of the Board of Directors of AXA Assurances IARD Mutuelle

* Chantal Delalande de Villele 4, avenue d’Eylau 75116 Paris France	Dentist

* Hélène Destandau AXA 37 rue Juliette Récamier 69006 Lyon France	General Agent and intermediary in banking operations

* Isabelle Azemard 3 Bld Pershing 75017 Paris France	Managing Partner of SARL RTDE Conseil

* Philippe Guérand SIER Constructeur 129, boulevard Pinel 69500 Bron France	Chairman and Chief Executive Officer of Générale d’Investissements and SIER Conseil Chairman of Société Immobiliére d’Etudes et de Réealisation SIER

Name, Business Address	Present Principal Occupation
* Octave Manset 75, rue de la Tour 75016 Paris France	Vice-Chairman of the Board of Directors of AXA Assurances IARD Mutuelle

* Mrs. Christiane Marcellier Financière de Courcelles 63 avenue Franklin Roosevelt 75008 Paris France	Managing Partner of JD4C Conseil

* Alain de Marcellus Cap Gemini 11, rue de Tilsit 75017 Paris France	Director of Financial Services of Cap Gemini Group

* François Martineau Lussan / Societe d’avocats 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France)

* Nicolas Moreau	Chairman & Chief Executive Officer of AXA France

* Dorothée Pineau 30, rue des Princes 92100 Boulogne-Billancourt France	Deputy General Manager of the MEDEF

* Olivier Riché 47, rue de Verneuil 75007 Paris France	Member of the Management Board of Foncière de Paris Company

Jad Ariss	Chief Executive Officer—non Director of AXA Assurances IARD Mutuelle

*	Director